Exhibit 10.1

100 PETROLEUM DRIVE OFFICE BUILDING LEASE AGREEMENT

PARTIES: THIS LEASE, dated the 13th day of January 2020 is entered into by and between

100 PETROLEUM DRIVE, LLC, having a permanent mailing address of 100 Petroleum Drive, Lafayette, LA 70508, represented by Micah Vidrine, its authorized representative (hereinafter referred to as “Lessor”), and Redhawk Holdings Corp., represented by G. Darcy Klug, its Chairman and Interim Chief Executive Officer, whose principal place of business and a permanent mailing address of 100 Petroleum Drive, Lafayette, LA 70508 (hereinafter referred to as “Lessee” or Tenants”).

WITNESSETH:

In consideration of the rental and the mutual covenants stated herein, Lessor leases to Lessee and Lessee leases from Lessor, on the terms and conditions herein, the premises, described more particularly as follows:

Approximately 1,640 square feet of “net rentable area” (which term is defined as the gross rental area less all common areas), located on the 2nd floor as designated on the attached illustration (hereinafter referred to as the leased Premises”) of 100 Petroleum Drive (the “Building”), situated in the City of Lafayette, State of Louisiana. The Lessee and Lessor also agree that the Common Area percentage in the Building is calculated at 13.41% yielding a “Gross Rentable Area” of 1,640 square feet or approximately 7 .193% of the 22,800 rentable square feet in the Leased Premise (the “Total Rentable Area”), which is also used to calculate the Expense Stop Reimbursement.

TERM: The term of this Lease shall be for a period of thirty-six months, commencing on April 1, 2020 (the “Commencement Date”) and ending March 31, 2023 (the Termination Date”).

BASE RENT:

A) This lease is made for and in consideration of payment of a yearly rental of fifteen dollars and seventy-five cents ($15. 75) per square foot of gross rentable per year (the “Base Rent”) in the annual amount of $25,830.00 (Twenty-five thousand eight hundred thirty dollars) payable in the amount of $2,152.50 (Two thousand one hundred fifty-two dollars and fifty cents) per month (“Monthly Base Rent”) as calculated based on the Gross Rentable Area. Lessee acknowledges that the Lease Premises includes a proration of the areas contained within the Leased Premises not specifically leased or held for lease by Lessor including the lobbies, foyers, corridors, restrooms and all other areas of the Building available for non-exclusive use by Tenants of Building and machine rooms, mechanical rooms, electrical rooms, telephone and equipment rooms, janitor rooms and other similar facilities (“Common Areas”). Rent is due and payable to the Lessor, on the first day of each month in advance, without prior notice or demand, at 100 Petroleum Drive, Lafayette, Louisiana, or at such other address as Lessor or its assignee may from time to time designate. B) In addition to the Base Rent, Lessee will also pay the Lessee’s proportionate share of the Actual Operating Expenses incurred in the operation of the 100 Petroleum Drive Building, which is the subject of this lease above the Base Period Operating Expenses set at five dollars and 90/100 dollars ($5.90) per square foot per year (the “Expense Stop”). It is agreed that the calculation for the reimbursement by the Lessee to the Lessor will be as follows: Lessee Gross Rental Area as the numerator, divided by twenty-two thousand eight hundred (22,800), as the denominator times the Operating Expenses for the twelve month period ending October 31, 2019 (and annually thereafter) less the Expense Stop. Any rental year that does not include a full fiscal year from November 1 through October 31, will be prorated. The increase in rent due to the reimbursement of Actual Operating Expense overages above the Expense Stop will be billed annually to Lessee by November 30 and is due and payable within 30 days. The Base Period Operating Expenses are $5.90 per square foot. Operating Expenses are defined to include the following: wages and salaries of all employees in direct operation of and maintenance of the Building; cost of leasing or purchasing all supplies, tools, equipment and materials for operation of the Building; all utilities, including water, garbage pickup, power, sewage, heating, lighting, air conditioning, cost of maintenance including, janitorial, security, equipment leasing, energy management, landscape and lawn maintenance, alarm service, window cleaning, elevator maintenance, air condition/ventilation system maintenance; all insurance for the Building; all taxes paid or incurred (including ad valorem taxes) and governmental assessments; franchise taxes; cost of repairs and general maintenance; legal and accounting expenses; fees for management services provided by an independent management service; costs to comply with federal, state or local codes or ordinances; amortization of cost of equipment and installation of investment items installed primarily for the purpose of reducing operating costs or required by governmental authority; replacement of lamps and bulbs; and other reasonable operating expensed customarily incurred in the operation of the Building.

PARKING AND ENTRY POINT: Lessor will make available parking on a first-come first- served basis for Lessee in the Building’s South and East parking lots. Lessee, its employees, agents, clients and guests shall have unrestricted access to the building through the doors leading to the South and North parking lots.

ADDITIONAL COST PUE TO OPERATION BEYOND THE NORMAL BUILDING HOURS: Should Lessee need its operations beyond the Normal Building Operating Hours of 7:00 a.m. to 7:00 p.m. Monday through Friday and 7:00 a.m. to 1 :00 p.m. Saturday, the Lessee will pay to Lessor an extra rental fee for the additional utilities for said extra operations in excess of 66 hours per year. Said extra utilities will be determined by dividing the prior month’s utilities by the Normal Building Operation Hours times the extra hours of operations by Lessee for the current month. This extra rent is due within thirty (30) days of submission of an invoice by Lessor. Any extra rent so charged and paid will offset any extra rent necessitated for the expense overage calculated under Paragraph 38 above.

DEPOSIT: Lessee will deposit with Lessor a security deposit the sum of $2, 152.50 at the signing of this Lease Agreement.

OCCUPANCY: Lessee agrees to take occupancy of the Leased Premises as of the Commencement Date. Lessor shall not be liable in any way for any injury, loss or damage which may occur to Lessee’s equipment, furniture or supplies as a result of installations or storage prior to the Commencement Date, the same being solely at Lessee’s risk. The Leased Premises and all of the fixtures and appurtenances thereunto belonging and appertaining, including glass, locks, keys and other fastenings, shall be delivered by Lessor and received and acknowledged by Lessee to be in good order and repair.

DELIVERY OF PREMISES: ALTERATIONS: Lessee acknowledges and agrees that all of said Tenant Improvements shall remain the property of Lessor. Lessee shall make no other installations, alterations, additions, or improvements in or to the Leased Premises without Lessor’s prior written consent, and then at the sole expense of the Lessee and only by engineers, contractors or mechanics approved by Lessor, which consent and approval shall not be unreasonably withheld. In such event, all such alterations, additions and improvements shall become the property of Lessor upon expiration of the Lease. Lessee shall, before making any installations, alterations, additions or improvements, obtain all permits, approvals and certificates required by any governmental body or agency, and certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor. Lessee agrees to carry, or cause Lessee’s contractor and subcontractors to carry, such workmen’s compensation, general liability, personal and property damage insurance as Lessor may require. Any lien filed against the Leased Premise s or Building for work claimed to have been done for, or for materials claimed to have been furnished to Lessee, shall be discharged by Lessee within thirty (30) days thereafter, at Lessee’s expense. Failure to discharge any such lien could result in termination of the Lease if it appears to Lessor that Lessee lacks intention to discharge said lien. Lessee acknowledges that as of the Commencement Date, the Lessee has inspected the Leased Premises and is satisfied with the condition thereof.

TAXES: All ad valorem taxes assessed upon any and all Tenant improvements and upon any improvements made by Lessee, or on behalf of Lessee by the Lessor, within the Leased Premises shall be the sole responsibility of Lessor and shall be promptly paid by Lessor. All ad valorem taxes assessed upon any movable property of Lessee situated within the Leased Premises shall be the sole responsibility of Lessee.

USE OF PREMISES: Lessee shall not conduct, nor permit to be conducted on the Leased Premises, any business which is contrary to any federal, state or city laws and or ordinance or the rules of the local or state Boards of Health. Lessee shall not conduct in or on the Leased Premises any auction sale; nor advertise to sell goods; shall not solicit, nor cause, or permit to be solicited any customers by any person stationed in or about the entrance or corridors of the Leased premises, or on the sidewalk or street in the neighborhood of the Building; shall not injure the Building, but rather will take the same care thereof which a prudent person would take of his own property; shall not make any unusual noises in the Building or permit any of Lessee’s servants, agents, employees or visitors to do so, or to cause or permit any unusual odors to be produced. Animals and birds shall not be brought or kept in or about the Building. Motorcycles may be parked in regular parking spaces in the parking lot. Bicycles may be brought into the Building if they are kept in the Lessee’s office and will not be stored in any common area.

Neither Lessee, his or its employees, agents, servants nor visitors dealing with Lessee shall obstruct or use the sidewalks, entries, passages, vestibules, halls, elevators or stairway of the Building for any other purpose than ingress or egress to and from the Leased Premises or throw or sweep or put anything out of the windows or doors, or in the passages or corridors the Building.

Lessee shall neither cover nor obstruct the sashes, doors, windows, or any lights that reflect or admit light into the halls or other parts of the Building, without prior written consent of Lessor, which consent shall not be unreasonably withheld.

In the event Lessee uses, or permits on the Leased Premises, anything that will invalidate the policies of insurance now or hereafter carried on the Building, or that will increase the rate of insurance on the Leased Premises, or on the Building of which the Leased Premises are a part, Lessor will so notify Lessee and Lessee shall cease or alter such uses or actions. Lessor reserves and shall have the right and power to prescribe the weight and position of heavy objects in order to distribute the weight properly so that no damage is done from overloading of floors.

Lessee is bound to pay for the repairs of any injuries to the Lease Premises, or any part of the Building, done or caused by Lessee or by any of Lessee’s agents, servants visitors, invitees, customers, employees or representatives and for any breakage of glass and for any damage and/or injuries, caused by Lessee’s negligence, or an act or omission of Lessee, or that of Lessee’s agents, servants, visitors, invitees, customers, employees or representative.

DELIVERY AT END Of LEASE: Upon termination of this Lease, Lessee shall deliver to Lessor the Leased Premises in good order and condition. All furniture, fixtures, and equipment installed by Lessee shall be removed at the expiration of the Lease, however occurring, provided Lessee is not in default. Lessee shall make good all damages to the Leased Premises; ordinary wear and tear or acts of God excepted, and shall remain liable for holdover rent until the premises with keys shall be returned in such order to Lessor, unless otherwise agreed by Lessor and Lessee. No demand or notice of such delivery shall be necessary.

If, upon termination of this Lease, whether by expiration or cancellation, Lessee shall, for any reason whatsoever, fail, neglect or refuse to vacate or deliver possession of the Leased Premises to Lessor, Lessee shall be obligated for and shall pay to Lessor, unless otherwise agreed by Lessor and Lessee, by way of liquidated damages and not as a penalty, as of the date such holdover commences, a daily rental equal to the greater of (i) 150% of the daily rate of Base Rental or (ii) 150% of the daily rate at which the Lease Premises could have been let by Lessor to a third party. Any furniture, equipment, machinery or other movable property brought onto the Leased Premises during Lessee’s occupancy thereof and not removed at the termination of this Lease may be removed by Lessor, at the cost, expense and risk of Lessee, with no liability upon Lessor for loss or injury thereto and without prejudice to Lessor’s lien and privilege securing all sums due hereunder.

Lessee expressly waives any notice to vacate and all legal delays to which it may be entitled at the end of the Lease term or at the termination of this Lease for any other cause and hereby consents that Lessor may immediately take possession of the leased Premises upon the expiration or termination of this Lease.

ASSIGNMENT AND SUBLETTING: This Lease may not be assigned by the Lessee, and the Leased Premises may not be sublet, partially or fully, without the prior written consent of Lessor. Even in the event of permitted assignment or subletting, Lessee acknowledges that it shall remain fully responsible for compliance with all terms of this Lease. Any sub-Lessee occupying any part of this space shall, by the act of subletting formally or informally, assume all obligations of Lessee, whether or not Lessor knew of or approved or disapproved of such subletting.

DEFAULT BY LESSEE: In the event Lessee fails to pay any installment of rent punctually when due, or fails to perform or violates any of the covenants, conditions, provisions or agreements herein contained, or if petition in bankruptcy shall be filed by or against Lessee or if Lessee, without the written consent of Lessor, closes the Leased Premises or discontinues active business therein for a period of three (3) consecutive months, or abandons, vacates or misuses the Leased Premises, or makes or attempts to make any sale or removal of the principal part of Lessee’s movables or contents in the Leased Premises on which Lessor has Lessor liens or by any other means attempts to deprive Lessor of its Lessor’s liens thereon, or denies Lessor the opportunity of showing the Leased Premises to prospective tenants, as herein stipulated, then in said events or any of them, Lessor shall send written notice to Lessee of such default and if Lessee fails to cure such default within thirty-(30) days from and after receipt of such notice, Lessor may declare the Lessee to be in default of its obligations hereunder and may thereafter pursue such legal remedies as may be available to Lessor. Lessor may, in addition to any other right or rights which Lessor may have under the provision of this Lease or by law, and at Lessor’s option:

(1) proceed for past due installments of rent or any other past due additional charge or amount, reserving its right to proceed later for the remaining installments, or (2) declare this Lease to be terminated, and immediately expel Lessee, without, however, waiving Lessor’s right to collect all installments of rent and other charges amounts or payments due or owing for the period up to the time Lessor regains occupancy, or (iii) accelerate all Base Rental not yet accrued under this Lease, and to demand and sue for all accrued Base Rental (and other charges) and the Base Rental for the unexpired term of the Lease. All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other right or remedy allowed by this Lease or by law. Failure to strictly and promptly enforce any particular legal right or remedy available to Lessor shall not operate as a waiver of any other Lessor’s rights. Lessor expressly reserving the right always to enforce all of the terms of this Lease, as well as all rights belonging to Lessor by law, regardless of any extension or indulgence previously granted. In the event that counsel is employed to enforce any of Lessee’s obligations or Lessor’s rights hereunder, Lessee hereby agrees to pay the reasonable fees of Lessor’s attorney, said attorney’s fees to be a part of the rent, and secured by Lessor’s lien and privilege granted under Louisiana law.

Should Lessor terminate this Lease as provided in this article, Lessor, to the extent permitted by applicable law, may reenter said Leased Premises and remove all persons, or personal property, without legal process, and all claims for damages by reason of such reentry are expressly waived.

KEYS: Lessee will be supplied, without charge, two keys for each office door entering the Leased Premises and three exterior lock keys. Additional keys will be furnished at a reasonable charge by Lessor on an order signed by Lessee. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any exterior door entering the Leased Premises, and Lessee shall not make, or permit to be made, any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys to the Leased Premises.

RIGHT OF ENTRY: Lessor and Lessor’s agents shall have the right at all reasonable times and accompanied by an employee or representative of Lessee to enter the Leased Premises, by pass key or otherwise, to examine same, or to make such repairs, decorations, additions or alterations as may be necessary for the safety, betterment, improvement and/or preservation thereof, or of the Building, without in any manner affecting the obligations of Lessee hereunder, or show the Leased Premises for rental purposes.

MAINTENANCE: Lessor will, upon Lessee’s notice or as such need becomes known to Lessor, make all necessary repairs to and perform all necessary maintenance upon the Building and all parts thereof, as such are required in the normal maintenance and operation of the Building and the Leased Premises, except those repairs for which Lessee is expressly responsible pursuant to any other provisions of this Lease, those repairs that other Tenants are responsible for with respect to their premises under the provisions of said Tenants’ leases and except as provided in Sections 16 and 17 hereof. In so doing, Lessor may close wholly, or in part, or may use any entrances to the Building or the Leased Premises provided an entrance for ingress and egress is maintained.

Lessor, through Lessor’s property management agent, shall keep the Leased Premises and the common areas reasonably clean, without cost to Lessee, and no person or persons other than the property management agent, will be permitted to enter the Leased Premises for such purpose without the prior written consent of Lessor. Lessee shall not cause or permit others to cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness of the Leased Premises and the common areas, or of other parts of the Building to which Lessee is permitted to have access, provided, however, that Lessee shall have the right, upon prior written request to Lessor, to restrict access of such property management service (i.e., janitorial service personnel) to certain specified areas. Property management service will not include polishing of furniture or any personal service. Lessee shall have the right to notify Lessor of any objections to or deficiencies in janitorial service and Lessor shall, if necessary, take appropriate action in order to remedy such objections or deficiencies.

Lessee shall be responsible for the cost of the maintenance and repair of the inner surfaces of the wait, floors (including carpets and other floor covering) and ceilings of the Leased Premises, ordinary wear and tear accepted. Lessee shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Leased Premises, the Building, and the facilities and systems thereof, the need for which arises out of Lessee’s moving property in or out of the Building, or the installation or removal or furniture, fixtures, or other property by Lessee or in the act, omission, manner of occupancy, misuse or neglect of Lessee or any of its sublessees or its or their employees, agents, servants, contractors or invitees. Lessee shall promptly make, at Lessee’s expense, all repairs in or to the Leased Premises for which Lessee is responsible, and any repairs required to be made by Lessee to the mechanical, electrical, sanitary, heating, ventilating, air conditioning, or other systems of the Building shall be performed only by contractor(s) designated by Lessor. Any other repairs in or to the Building and the facilities and systems thereof for which Lessee is responsible shall be performed by Lessor at Lessee’s expense; but Lessor may, at its option, before commencing any such work or at any time thereafter, require Lessee to furnish to Lessor such security (including, without limitation, a bond issued by a corporate surely licensed to do business in Louisiana) as Lessor shall deem necessary to assure the payment for such work by Lessee.

Lessor shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the common areas and to do and perform such other acts as Lessor shall, in the use of its business judgment, determine to be advisable with a view to the convenience and use thereof by Lessees, their officers, agents, employees and clients.

UTILITIES: Lessor shall at all times furnish water for use in the fixtures of the Building, and shall furnish such heat and air conditioning for the Leased Premises as may reasonably be required for the comfortable occupancy and use thereof. Except as provided in this Section 17, Lessor shall not be liable to Lessee and/or to Lessee’s privies in damages by abatement of rent or otherwise for failure to furnish or delay in furnishing elevator service, heat, air conditioning, electrical service, janitor service, water, or my other service which Lessor may be obligated to furnish when such failure to furnish or delay in furnishing is occasioned by needful repairs, renewals or improvements, or by any accident or casualty whatsoever, or by any act of default of Lessee or other parties, or by any cause or causes beyond the reasonable control of Lessor. No failure, delay or default in furnishing elevators service, heat, air conditioning, janitor service, electrical service, water or other services, and no act of default of the property management agent shall be considered or construed as an actual or constructive eviction of Lessee, nor shall it in any way operate to release Lessee from the Prompt and punctual performances of each and all of the covenants herein contained by Lessee to be performed. Notwithstanding anything in this Lease to the contrary, if there is an interruption in heating, air conditioning or electrical services to the Leased Premises that continues for a period of ten (10) consecutive days and such interruption interferes with the use of the Lease Premises by the Lessee, Lessee shall be entitled to an abatement of rent for the period of time after such tenth day until the interruption is repaired or remedied. If such interruption continues for thirty (30) consecutive days, Lessee may cancel this lease unless the interruption of services is caused by a governmental agency or its agents.

Lessor shall at all times furnish electricity for lighting and office machines for Lessee’s space and also the halls, corridors and stairs of the Building and Lessee agrees not to be unreasonable in its use of said services in excess of normal commercial use.

FIRE AND CASUALTY CLAUSE: Lessee shall, at all times, give immediate notice to Lessor of any fire or other casualty regardless of damage or lack thereof occurring within the Leased Premises or to the common areas, should Lessee have knowledge thereof. If, during the term of this Lease, the Leased Premises of the Building are damaged by fire or other casualty to such an extent that it can be repaired within a period of thirty (30) days, Lessor shall be obligated to repair the damage. If the Leased Premises of the Building is destroyed by fire or other casualty or damage and it is determined that same cannot be repaired with a period of thirty (30) days, either Lessor or Lessee may cancel and terminate this Lease by giving the other party written notice to such effect within thirty (30) days from and after the occurrence of the fire or other casualty.

INSURANCE AND INDEMNITY:

(a)	Liability and Property Damage: Lessee shall at all times during the full term of this Lease and during the full term of any hold-overs or other rental agreements, carry and maintain at its own cost and expense, General Public Liability insurance against claims for personal injury or death and property damage occurring on the Leased Premises, such insurance to afford protection to both the Lessor and Lessee and is to be maintained in reasonable amounts, having regard to the circumstances, and the usual practice at the time of prudent owners and lessees of comparable facilities in the Lafayette Metropolitan Area, but in no event in amounts less than One Million and no/100 ($1,000,000.00) Dollars combined single limit for both bodily injury and property damage. Lessee shall deliver to Lessor evidence of such insurance and all renewals thereof. Lessor makes no representation that limits of liability specified to be carried by Lessee under the terms of the Lease are adequate to protect Lessee against Lessee’s undertaking under this Section, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at his or its own expense, such additional insurance as Lessee deems adequate. Each policy of insurance maintained under this Section 19(a) and each renewal and replacement thereof shall contain (i) a clause in a form acceptable to Lessor providing that each underwriter shall waive all of its rights to recovery, under legal or conventional subrogation or otherwise, against Lessor; (ii) a “breach of warranty” clause stating that the interest of Lessor, if any, including its officers, members, managers, employees, and agents will not be affected by the failure of Lessee or any insurer to comply with any of the warranties expressed in the printed conditions of the policy; (iii) a clause providing that Lessor shall not be liable to the insurance carrier for payment of any premiums for such insurance by reason of its being named an additional insured thereunder; (iv) a clause providing that coverage is primary and not in excess or contributory with any other insurance or any self-insurance maintained by Lessee; and (vi) a “broad form” endorsement that includes a contractual liability endorsement covering Lessee’s agreement to indemnify Lessor as set out in this lease.

(b)	Fire and Extended Coverage: The Lessor shall, at all times during the full term of this Lease, keep all improvements in and on the Leased Premises insured to the full replacement value thereof against loss by fire and extended coverage and maintain such insurance at all times as specified herein. Lessee is not to suffer anything to be or remain on or about the premises (including the Leased Premises and the common areas) nor carry on nor permit upon the premises any trade or occupation or suffer to be done anything which may render an increased or extra premium payable for the insurance of the premises against fire and the hazards insured under extended coverage, unless consented to in writing by the Lessor and if so consented to, the Lessee shall pay such increased or extra premium within ten (10) days after the Lessee shall have been advised of the amount thereof.

(c)	Placement of Insurance: All of the aforementioned policies of insurance shall be written and maintained with responsible insurance companies duly authorized and licensed to do business in and to issue policies in the State of Louisiana. The policies providing for the protection required in subparagraph (a) hereof may remain in the possession of Lessee, provided, however, that Lessee furnish satisfactory evidence to Lessor that such policy or policies fulfill the requirements of this subparagraph. Lessee agrees to pay all premiums in full as they become due. All policies shall provide that the insurer may not cancel them except after at least thirty- (30) days written notice to Lessor.

(d)	Voiding Insurance: Lessee will not permit the Leased Premises to be used for any purpose that would render the insurance thereon void.

(e)	Indemnity: Lessee agrees to hold harmless and indemnify Lessor and its members, managers, officers, agents, representatives, and employees from and against any liability or loss, including counsel fees incurred in good faith by the Lessor, arising out of any causes associated with Lessee’s business or use of the Leased Premises.

(f)	During the term of this Lease, the Lessee shall be responsible for insuring its personal property located on the Leased Premises.

LESSOR’S LIABILITY: Should Lessor incur any liability arising under the terms of this Lease, such liability shall be limited only to the interest of Lessor in the Building and the proceeds of any insurance carried by Lessor and collectible with respect to any such damages and Lessor shall not be personally liable for any deficiency.

Lessor shall not be liable for any injury to persons or damage to property sustained by Lessee or his or its agents, clients, employees, customers, representatives, invitees, or by any other person, resulting from fire, explosion, falling plaster, steam, electricity, water, rain, or snow or leaks from any part of the Building or from the pipes, appliances, or plumbing worked or from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Lessor, its agents, contractors, servants or employees.

LESSEE’S LIABILITY: Lessee assumes responsibility for any loss arising from injury to persons or damage to the Building and/or the Leased Premises and to property in or about the Leased Premises, occasioned by any act or omission of Lessee or its agents, employees, representatives or invitees. Lessee shall take all reasonable measures to safeguard its properties on the Leased Premises. Lessee agrees to hold harmless and indemnify Lessor and its members, managers, officers, agents, representative, and employees from and against any loss arising from injury to persons or damages to the Building, the Lease Premises and to property in or about the Building and/or Leased Premises occasioned by any act or omission of Lessee or its agents, customers, employees, representatives or invitees.

OTHER TENANTS: Lessor shall endeavor to obtain generally acceptable quality tenants for available space in the Building and shall not permit such tenants or occupants to adversely affect the general appearance and good maintenance of the Building. It is understood and agreed that Lessor may sell the Building, or assign this Lease upon written notice to Lessee. Upon the sale of the Building or assignment of this Lease, all of the provisions of this Lease, as to the rights and obligations of Lessor, shall thereupon apply to such purchaser or assignee. Subsequent sales and assignments may be made upon the same basis.

QUIET POSSESSION: Lessor agrees to warrant and defend Lessee in its quiet and peaceful possession of the Leased Premises so long as Lessee is not in default under this Lease.

SUBROGATION: Neither the Lessor nor the Lessee shall be liable to the other for the loss arising out of damage to or destruction of the Leased Premises, or the Building or improvements of which the Leased Premises are part thereof, when such loss is caused by any of the perils which are or could be included within or are insured against by a standard form of fire insurance with extended coverage, including sprinkle leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants, or employees. It is the intention and agreement of the Lessor and the Lessee that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither the Lessor nor the Lessee shall have any interest or claim in the other’s insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

Each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained herein, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this Section.

SUBORDINATION:

(a)	The Lease is and shall be subject and subordinate to all ground or underlying leases or subleases that may now or hereafter affect the Building.

(b)	The provisions of subsection (a) above shall be self-operative and no further instrument of subordination shall be required.

(c)	Lessee shall have the right to mortgage and subordinate his or its respective obligations and Lessee’s respective leasehold interests in the Leased Premises under this Lease and Lessor shall subordinate its Lessor’s lien and privilege over any or all Lessee’s equipment or other movable property brought onto the Leased Premises by Lessee to any mortgage or security interest of Lessee constituting a lien thereon. Such subordination shall be made to any bona fide lender, secured party, or mortgagee, who shall have provided legitimate financing for the acquisition of any equipment or other movable property brought onto the Leased Premises, upon the request of Lessee. However, the obligations incurred with respect to any such lender or mortgagee shall not extend beyond the term of this Lease, including any renewal of this Lease pursuant to the mutual written agreement of the parties.

(d)	This Lease is and shall be subject and subordinate to any mortgage affecting the Building that is, was, or will be granted by the Lessor

NOTICE: Any notice provided for herein will be deemed given when deposited by certified mail, return receipt requested, postage prepaid, or actually delivered in person to the parties or their designated agents at the following addresses or at such other addresses as the parties may from time to time designate by written notice.

ENTIRETY OF UNDERSTANDING IN WRITTEN LEASE: It is agreed that the entire understanding between the parties is set out in the Lease and any amendments annexed hereto, that this Lease supersedes and voids all prior proposals, letters, and agreements, oral or written, and that no modification or alteration of the Lease shall be effective unless evidenced by an instrument in writing signed by both parties. This Lease shall be constructed in accordance with Louisiana Law

WAIVER: The failure of Lessor or Lessee to insist, in any one or more instanced, upon a strict performance of any covenant of this Lease shall not be constructed as a waiver or relinquishment thereof, but the same shall continue and remain in full force and effect.

ATTORNEY’S FEES: If any legal action, arbitration or other proceeding is brought for the enforcement of this Lease, or because of any alleged dispute, breach, default or misrepresentation in connection with this Lease, the successful or prevailing party shall be entitled to recover such reasonable attorneys’ fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

LATE PAYMENT, COLLECTION, HANDING CHARGE: Lessee will pay to Lessor interest from the time each Base Rental or other charge(s) is due until paid at the rate of 12% per annum. Should the Lessee fail to pay the Base Rent, the Lessor shall have the option to charge the Lessee, as additional rent hereunder a fee of 5% of the delinquent installment to reimburse the Lessor for its costs and inconvenience. Should the Lessor default on the obligations of this Lease, Lessor will pay for reasonable attorney fees and expenses for collection of said amounts due hereunder.

AMENDMENT: This Lease may be amended at any time by the mutual agreement of the parties hereto, but any such amendment shall not be operative or valid unless the same is reduced to writing and signed by Lessor and Lessee.

GOVERNING LAW AND VENUE: This Lease will be governed by the laws of the State of Louisiana. All monetary and other obligations of the Lessor and Lessee are performable exclusively in Lafayette Parish, Louisiana.

NOTICE: Any notice given under this Lease shall be in writing and delivered by United State Registered or Certified Mail to the following address:

To the Lessor:	100 Petroleum Drive, LLC
Attn: Micah Vidrine
Lafayette, LA 70508

To the Lessee:	G. Darcy Klug, Chairman and Interim CEO
Redhawk Holdings Corp
100 Petroleum Drive, LLC
Lafayette, LA 70508

SEVERABILITY, ENTIRE AGREEMENT: This Lease may not be changed or amended unless in writing by the parties hereto. If any provision of this Lease or the application thereof to any person shall be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of the Lease or the application of such provision to such persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

IN WITNESS WHEREOF, the parties have set their hands to duplicate original copies as to the day and year above written.

100 PETROLEUM DRIVE, LLC

/s/ Micah Vidrine
MICAH VIDRINE MANAGING MEMBER

REDHAWK HOLDINGS CORP.

/s/ G. Darcy Klug
G. DARCY KLUG CHAIRMAN AND INTERIM CEO

WITNESSES

/s/ Lanna R. Roberts
LANNA R. ROBERTS

/s/ Brea Schoeffler
BREA SCHOEFFLER